Exhibit 5.1
August 10, 2011
AmeriGas Partners, L.P.
AmeriGas Finance Corp.
460 North Gulph Road
King of Prussia, PA 19406

RE:	AmeriGas Partners, L.P. and AmeriGas Finance Corp. Registration Statement on Form S-3 (Registration No. 333-159076 and 333-159076-01)
Ladies and Gentlemen:
We have acted as counsel to AmeriGas Partners, L.P., a Delaware limited partnership (the “Partnership”), and AmeriGas Finance Corp., a Delaware corporation and a wholly owned subsidiary of the Partnership (“Finance Corp.” and, together with the Partnership, the “Issuers”), in connection with (i) the issuance and sale by the Issuers of $450,000,000 aggregate principal amount of their 6.25% Senior Notes due 2019 (the “Notes”) pursuant to the terms of an Underwriting Agreement, dated as of July 27, 2011 (the “Underwriting Agreement”), among the Issuers, AmeriGas Propane, L.P., AmeriGas Propane, Inc. and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, and Citigroup Global Markets Inc., as representatives of the several underwriters named on Schedule II thereto, and (ii) the filing of the above-referenced Registration Statement (the “Registration Statement”) on May 8, 2009, under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”), pursuant to which the Notes are registered under the Act.
The Notes have been issued under an Indenture dated as of January 20, 2011, as supplemented and amended by that certain Second Supplemental Indenture thereto dated as of August 10, 2011 (as so supplemented and amended, the “Indenture”), by and among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”).
In connection with this opinion letter, we have examined the Registration Statement, the Indenture, originals, or copies certified or otherwise identified to our satisfaction of the Partnership’s Certificate of Limited Partnership, as amended, and Fourth Amended and Restated Agreement of Limited Partnership, dated as of July 27, 2009, and Finance Corp.’s Articles of Incorporation and Bylaws and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
We have assumed, without any independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
We have also assumed, without any independent investigation or verification of any kind, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Indenture constitutes a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

AmeriGas Partners, L.P.
AmeriGas Finance Corp.
August 10, 2011

Based upon the foregoing, we are of the opinion that the Notes constitute valid and binding obligations of the Issuers.
The opinions expressed above are subject to the following limitations and qualifications:
A.	The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.
B.	The opinions expressed herein are limited to the laws of the State of New York, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act, and we express no opinion with respect to the laws of any other state or jurisdiction.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP

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